Exhibit 99.35

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES PURCHASE PRICE FOR ALLIANCE CAPITAL UNITS TO BE PURCHASED IN EXCHANGE PROGRAM

New York, NY, December 16, 2002 — Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today announced that the purchase price for the Alliance Capital units to be purchased for cash in the previously announced exchange program will be $32.87 per unit.  This purchase price is the average of the closing prices of an Alliance Holding unit (as reported in The Wall Street Journal under “New York Stock Exchange Composite Transactions”) for the five trading days ending on (and including) Thursday, December 12, 2002. The exchange program and withdrawal rights expire today, December 16, 2002 at 5:00 p.m., New York City time.

                The exchange program is available to persons who held Alliance Holding’s publicly traded units during the period from and including April 8, 1999 to and including October 29, 1999, including certain unitholders who acquired private partnership units of Alliance Capital in the 1999 reorganization of Alliance Holding. The exchange program was implemented in connection with the settlement of litigation arising out of that reorganization.

                Under the exchange program, (1) eligible unitholders of Alliance Capital private units are able to exchange Alliance Capital units for an equal number of publicly traded Alliance Holding units and/or cash, subject to certain limitations; and (2) eligible unitholders of Alliance Holding are able to exchange Alliance Holding units for an equal number of private Alliance Capital units, subject to certain limitations.

                If you have questions regarding the exchange program, please contact:

Georgeson Shareholder Communications

Call toll-free:  877-743-0658

Banks and Brokers call collect:  212-440-9800

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. As one of the world’s leading global investment management organizations, Alliance Capital is able to compete for virtually any portfolio assignment in any developed capital market in the world.

Alliance Holding owns approximately 30.5% of the units of limited partnership interest in Alliance Capital. AXA Financial, Inc. owns approximately 1.9% of the outstanding publicly traded Alliance Holding Units and approximately 54.6% of the outstanding Alliance Capital Units, which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 55.7% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.